UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 28, 2025

Date of Report (Date of earliest event reported)

PRINCETON BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-41589	88-4268702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

183 Bayard Lane, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

(609) 921-1700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered or to be registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BPRN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06. Material Impairments.

As previously reported, at March 31, 2025, the Registrant’s non-performing assets totaled $26.5 million, $25.3 million of which was attributable to the delinquency of two commercial real estate loans with collateral supporting each loan. The Registrant is a participant in these loans, and the lead bank is in the process of placing the collateral for these loans on the market for possible sale. Based on the bids received for such loans, on May 28, 2025, the Registrant’s Board of Directors, Chief Executive Officer and Chief Financial Officer concluded that a material charge for impairment to such loans is required under generally accepted accounting principles applicable to the Registrant.

The amount of the net impairment charge is estimated to be $9.9 million, $2.4 million of which has already been reserved for in the Registrant’s allowance for loan losses. The after-tax effect on the Registrant’s consolidated statements of income is estimated to be approximately ($6.0 million), or ($0.86) per diluted common share.

The occupancy of both properties should be sufficient to cover the day-to-day operations and general maintenance.

Forward-Looking Statements

The Registrant may from time to time make written or oral “forward-looking statements,” including statements contained in the Registrant’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Registrant (including this press release), which are made in good faith by the Registrant pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended.

These forward-looking statements involve risks and uncertainties, such as statements of the Registrant’s plans, objectives, expectations, estimates and intentions that are subject to change based on various important factors (some of which are beyond the Registrant’s control). Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, but are not limited to, the following factors: the level of success or failure of the borrowers under the loans discussed and their businesses; inflation and the costs of goods and services; the strength of the United States economy in general and the strength of the local economies in which the Registrant and Bank conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations; market volatility; risks relating to the real estate market and the Bank’s real estate collateral, including the risk that the value of such collateral will decrease; the impact of changes in applicable laws and regulations; technological changes; and changes in consumer spending and saving habits.

The Registrant cautions that the foregoing list of important factors is not exclusive. The Registrant does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Registrant, except as required by applicable law or regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCETON BANCORP. INC.

Dated: May 28, 2025

	By:	/s/ George S. Rapp
George S. Rapp
Executive Vice President and Chief Financial Officer